Rule 424(b)(3)
Registration Statement No. 333-100340
Pricing Supplement No. 34
Dated August 4, 2003
(To Prospectus dated July 11, 2003 and
Prospectus Supplement dated July 11, 2003)
INTERNATIONAL LEASE FINANCE CORPORATION
$2,880,000,000
Medium-Term Notes, Series O
DESIGNATION (check one):
Regular Floating Rate Note _X_
Floating Rate/Fixed Rate Note __
Inverse Floating Rate Note __
PRINCIPAL AMOUNT:							$150,000,000.00
ISSUE PRICE:							$150,000,000.00
NET PROCEEDS TO THE COMPANY:					$149,625,000.00
CUSIP:								45974VZK7
SETTLEMENT DATE:							08/08/03
STATED MATURITY:							08/08/05
INTEREST RATE BASIS OR BASES:					3 Mo LIBOR
INITIAL INTEREST RATE:
INTEREST PAYMENT DATES:						2/8, 5/8, 8/8, 11/8
INTEREST RATE RESET PERIOD:					3 Month
INTEREST RATE RESET DATES:					2 bus. days prior
INDEX MATURITY:							3 Months
SPREAD:								40 bp
SPREAD MULTIPLIER:						N/A
MAXIMUM INTEREST RATE:						N/A
MINIMUM INTEREST RATE:						N/A
OVERDUE RATE:							N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:			N/A
OPTIONAL REPAYMENT DATE:					N/A
FIXED RATE COMMENCEMENT DATE:					N/A
FIXED INTEREST RATE:						N/A
REPURCHASE PRICE:							N/A
OPTIONAL RESET DATES:						N/A
EXTENSION PERIODS:						N/A
FINAL MATURITY:							08/08/05
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate __X__
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: